Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made this 28th day of July, 2008 by and between IMPLANTABLE VISION, INC., a Utah corporation (hereinafter referred to as “ASSIGNOR”), and BT ACQUISITIONS, INC., a Colorado corporation (hereinafter referred to as “ASSIGNEE”).

W I T N E S S E T H

A.           ASSIGNOR owns all of the issued and outstanding shares of the capital stock of ASSIGNEE, and it wishes, in connection with the sale of such shares of ASSIGNEE to certain directors and executive officers of ASSIGNOR, and their affiliates (collectively, the “Buyer Group”), to assign certain of its rights and liabilities to ASSIGNEE.

NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein and in the Stock Purchase Agreement between ASSIGNOR and the Buyer Group, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, ASSIGNOR and ASSIGNEE hereby agree as follows:

1.1           ASSIGNMENT.  ASSIGNOR hereby bargains, sells, grants, assigns, transfers, conveys and delivers unto ASSIGNEE, its successors and assigns all of ASSIGNOR’S right, title and interest in and to all of the assets related to or useful in connection with ASSIGNOR’S implantable lens business, including, without limitation, those assets listed on Schedule A attached hereto (collectively, the “Assigned Assets”), to the extent, with respect to contracts included in the Assigned Assets, that such contracts are assignable for all the rest of the respective terms thereof (and any renewals, extensions and other options therein contained), subject to the covenants, conditions and provisions therein contained and provided that such assignment shall only be effective upon receipt of any third party consent required by any such contract.

1.2           FURTHER ACTS.  From time to time after the date hereof, without further consideration, ASSIGNOR shall execute and deliver such other instruments of assignment, transfer and conveyance and shall take such other action as ASSIGNEE may reasonably request to more effectively assign, transfer and convey to ASSIGNEE, all of ASSIGNOR's right, title and interest in and to any of the Assigned Assets being assigned, transferred and conveyed to it hereunder, or to enable it to exercise and enjoy all rights and benefits of ASSIGNOR with respect thereto.

1.3           OBLIGATIONS ASSUMED BY ASSIGNEE.  ASSIGNEE hereby assumes and agrees to perform, pay, honor and discharge when due all of the disclosed and undisclosed liabilities of ASSIGNOR related to or useful in connection with ASSIGNOR’S implantable lens business incurred up to and including July 10, 2008, including, without limitation, those liabilities listed on Schedule B attached hereto (collectively, the “Assumed Liabilities”); provided that such assumption shall not apply to any contract that is an Assigned Asset that requires third party consent until such consent has been obtained.

1.4           ASSIGNOR'S RIGHTS.  ASSIGNOR hereby irrevocably constitutes and appoints ASSIGNEE (and each of ASSIGNEE’S successors and permitted assigns) its true and lawful attorney-in-fact and agent, with full power of substitution, in its name or otherwise, to pay, discharge, adjust, settle or compromise any Assumed Liability, to prosecute or defend any action or claim in connection therewith, and, if applicable, to submit to arbitration any controversy relating thereto.

1.5           THIRD PARTY CONSENTS.  If any assignment or attempted assignment of any contract that is an Assigned Asset without the consent or approval of a third party would constitute a breach thereof, and if such consent is not obtained, ASSIGNOR will cooperate with ASSIGNEE in any arrangement reasonably designed to provide for ASSIGNEE the benefits under any such contract, including enforcement for the benefit of ASSIGNEE of any and all rights of ASSIGNOR against a third party thereto arising out of the breach or cancellation by such third party or otherwise; provided that ASSIGNEE shall bear the expense of enforcing any and all of the Assigned Assets.

1.6           SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon ASSIGNOR and ASSIGNEE and their respective successors and assigns.

1.7           ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.  This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any person other than the parties hereto and their respective successors and permitted assigns any legal or equitable rights, remedies or claims.

1.8           HEADINGS.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

1.9           COUNTERPARTS.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

1.10           GOVERNING LAW.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

1.11           AMENDMENT.  The parties may amend this Agreement only by a written agreement signed by each party to be bound by the amendment and that identifies itself as an amendment to this Agreement.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, each of ASSIGNOR and ASSIGNEE has caused this Agreement to be executed and delivered by its duly authorized representative as of the day and year first above written.

ASSIGNOR

IMPLANTABLE VISION, INC.

By:  /s/ Bryan Bulloch
Name:  Bryan Bulloch
Title:  President and Chief Financial Officer

ASSIGNEE

BT ACQUISITIONS, INC.

By: /s/ George Rozakis
Name:  George Rozakis
Title:  President

SCHEDULE A

Assigned Assets

Asset Purchase Agreement dated as of June 19, 2006 between Implantable Vision, Inc. and CIBA Vision, AG, including any and all intellectual property acquired pursuant to such agreement (including, without limitation, such intellectual property more specifically set forth in that certain Assignment of Patent and that certain Assignment of Trademark, each of even date herewith, between Implantable Vision, Inc. and BT Acquisitions, Inc.)

Employment Agreement between Implantable Vision, Inc. and Igor Valyunin dated November 15, 2005.

Employment Agreement between Implantable Vision, Inc. and Alexander Hatsis dated December 21, 2005.

All funds contained in the checking/savings accounts of Implantable Vision, Inc. maintained at any and all financial institutions, including, without limitation, funds in the aggregate amount of $2,560.17 contained in checking/savings accounts maintained at Signature Bank.

Retainers in the amount of $2,000.00.

Accumulated depreciation in the amount of $53,160.00.

Any and all equipment used or useful in connection with the implantable lens business, including, without limitation, the Functional Vision Analyzer and the High Frequency Ultrasound.

SCHEDULE B

Assumed Liabilities

Any and all liabilities of Implantable Vision, Inc. relating to that certain Asset Purchase Agreement dated as of June 19, 2006 between Implantable Vision, Inc. and CIBA Vision, AG, including any and all liabilities related to the intellectual property acquired pursuant to such agreement.

Any and all liabilities of Implantable Vision, Inc. relating to that certain Employment Agreement between Implantable Vision, Inc. and Igor Valyunin dated November 15, 2005.

Any and all liabilities of Implantable Vision, Inc. relating to that certain Employment Agreement between Implantable Vision, Inc. and Alexander Hatsis dated December 21, 2005.

Accrued salaries and accounts payable in the aggregate amount of $1,541,441.57, as more specifically set forth below in this Schedule B.

Outstanding credit card payments to American Express in the aggregate amount of $42,335.24.

Accrued interest payable in the amount of $21,700.60.

Advances payable to related parties in the amount of $16,387.08.

Outstanding equipment loans relating to the Sonomed HFU in the amount of $26,105.00.

Implantable Vision, Inc.
VENDOR BALANCE SUMMARY
All Transactions

July 9, 2008
Accrued Salaries
Alexandar Hatsis (Personal)	146,499.94
Alexandar Hatsis, MD	2,326.26
Kaeni, Jerry	250,000.00
Kavouria, LLC	148,922.93
Rozakis, George	224,918.80
Valyunin, Igor (Personal)	132,945.44
Sharma, D. Verne	165,000.00
1,070,613.37

Accounts Payable
BP Enterprises, Inc	1,700.00
Corporate Development Partners	6,375.00
Depository Trust Company	1,950.00
Fulbright & Jaworski	62,492.20
GODFREY & KAHN	86,230.33
Hoffman Polland & Furman PLLC	4,933.75
Hyman, Phelps & McNamara	8,328.10
Jaspers & Hall	23,900.00
John MacDonald	38,171.57
Kara & Associates	10,000.00
Michael A. Littman - Attorney at Law	2,345.00
Ophthalmic Technologies Inc.	16,470.00
Promedica International	3,500.00
Pryor Cashman Sherman & Flynn LLP	151,000.00
Stereo Optical Company Inc.	36,450.00
Stonegate Securities	580.00
Zollinger & Burleson	16,402.25
Sub Total	470,828.20

TOTAL	1,541,441.57